UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

HMS Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

NY	0-50194	11-3656261
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Park Avenue South New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 725-7965

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2006, the compensation committee of the board of directors of HMS Holdings Corp. (the “Company”) approved and recommended to the Company’s board of directors the following three agreements: (1) an Amended and Restated Employment Agreement (the “Miller Agreement”) for William F. Miller III, Chairman of the Company, (2) an Amendment to Employment Agreement (the “Lucia Agreement”) for William C. Lucia, President of the Company and (3) an Amended and Restated Separation Agreement (the “Archbold Agreement”) for Thomas G. Archbold, Chief Financial Officer of the Company. The Miller Agreement, the Lucia Agreement and the Archbold Agreement were approved by the board of directors as of January 18, 2006. The Miller Agreement, the Lucia Agreement and the Archbold Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The following description of these documents is qualified in its entirety by reference to the full text of such documents.

The Miller Agreement

The Miller Agreement amends and restates the prior Employment Agreement between Mr. Miller and the Company’s predecessor Health Management Systems Inc. (“HMS”) that was filed as an exhibit to HMS’s Annual Report on Form 10-K filed on February 13, 2001, as was later amended by an amendment filed as an exhibit to the Company’s Annual Report on Form 10-K filed on March 29, 2004 (together, the “Prior Agreement”).

The Miller Agreement provides that the term of Mr. Miller’s employment will be extended through December 31, 2007 and that he will serve as an executive of the Company. Mr. Miller will assist in the development of strategic alternatives for the Company, including possible acquisitions, advising on the Company’s investor relations efforts, and performing such other duties as may be assigned by the Company’s board of directors or Chief Executive Officer from time to time.

In lieu of the Company’s two-year severance obligations under the Prior Agreement and in lieu of any other bonus under the Company’s bonus plans for the its 2005 fiscal year, the Miller Agreement provides for a lump-sum payment to Mr. Miller of $600,000 upon execution of the Miller Agreement. The Miller Agreement provides for a base salary of $100,000 per annum, through the end of the employment term.

Under the terms of the Miller Agreement, the obligations of the Company to pay compensation will terminate upon a voluntary termination by Mr. Miller or upon the Company’s termination of Mr. Miller for cause (as defined in the Miller Agreement), but Mr. Miller’s compensation through December 31, 2007 will be payable in the event of any other termination. Mr. Miller’s health insurance benefits will be provided by the Company through December 31, 2008, unless he voluntarily terminates his employment with the Company or the Company terminates such employment for cause.

Non-competition, non-solicitation and non-interference covenants will apply to Mr. Miller through December 31, 2009 or, if sooner, two years after the termination of employment.

After giving effect to the Company’s lump sum payment obligation under the Miller Agreement, the Company expects that its earnings for its 2005 fiscal year will be $0.36 from continuing operations per diluted share, in line with the Company’s previously announced guidance for fiscal 2005.

The Lucia Agreement

The Lucia Agreement amends the Employment Agreement between Mr. Lucia and HMS that was filed as an exhibit to the Company’s Annual Report on Form 10-K filed on March 31, 2003. The Lucia Agreement provides for twenty-four months of severance pay and continued health benefits in the event that Mr. Lucia is terminated without cause or because of death or disability.

The Archbold Agreement

The Archbold Agreement amends and restates the Separation Agreement between Mr. Archbold and the Company that was originally disclosed in the Company’s Current Report on form 8-K filed on January 12, 2005. The Archbold Agreement provides for twelve months of severance pay and continued health benefits in the event that Mr. Archbold’s employment with the Company is terminated without cause.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Holdings Corp. (Registrant)

Date: January 24, 2006	By:	/s/ Thomas G. Archbold
Chief Financial Officer

EXHIBIT INDEX

EX-99.1	Miller Agreement

EX-99.2	Lucia Agreement

EX-99.3	Archbold Agreement